Exhibit 99.1

THE HOME DEPOT ANNOUNCES FOURTH QUARTER RESULTS;

UPDATES FISCAL YEAR 2011 GUIDANCE

ATLANTA, February 22, 2011 — The Home Depot®, the world’s largest home improvement retailer, today reported sales of $15.1 billion for the fourth quarter of fiscal 2010, a 3.8 percent increase from the fourth quarter of fiscal 2009. Comparable store sales for the fourth quarter of fiscal 2010 were positive 3.9 percent, and comp sales for U.S. stores were positive 4.8 percent.

Net earnings from continuing operations for the fourth quarter were $587 million, or $0.36 per diluted share, compared with net earnings from continuing operations of $301 million, or $0.18 per diluted share, in the same period of fiscal 2009. On an adjusted basis, net earnings from continuing operations for the fourth quarter of fiscal 2009 were $402 million or $0.24 per diluted share.

Fourth quarter fiscal 2009 consolidated net earnings of $342 million include $41 million of net earnings from discontinued operations.

Fiscal 2010

Sales for fiscal 2010 were $68.0 billion, an increase of 2.8 percent from fiscal 2009. Total company comparable store sales for the year increased 2.9 percent, and comps for U.S. stores were positive 2.5 percent for the year.

Earnings per diluted share from continuing operations in fiscal 2010 were $2.01, compared to $1.55 per diluted share from continuing operations in fiscal 2009, an increase of 29.7 percent.

Fiscal 2010 results reflect a first quarter net impact to earnings of $33 million related to the extension of the Company’s guarantee of an HD Supply senior secured loan. In fiscal 2009, results include strategic charges recorded earlier in the year and the write-down of the Company’s investment in HD Supply. On an adjusted basis, the Company reported fiscal 2010 net earnings from continuing operations of $3.4 billion, or $2.03 per diluted share, compared with adjusted net earnings from continuing operations of $2.8 billion, or $1.66 per diluted share, for fiscal 2009.

For fiscal 2010, consolidated net earnings per diluted share were $2.01 on consolidated net earnings of $3.3 billion, compared to consolidated net earnings per diluted share of $1.57 on net earnings of $2.7 billion in fiscal 2009.

“In 2010, we continued to invest in our business and made solid progress against our key initiatives,” said Frank Blake, chairman & CEO. “We completed the rollout of our Rapid Deployment Centers, an important part of our distribution network; we saw year-over-year improvement in customer service ratings; and we continued progress on our merchandising transformation. Our actions, coupled with an improving economy, resulted in positive sales growth for the year, the first time since 2006.

“Our associates did an outstanding job in 2010,” said Blake. “Their hard work and dedication made these accomplishments possible.”

Dividend Increase

The Company today announced that its board of directors declared a 6 percent increase in its quarterly cash dividend to 25 cents per share. “As a testament to our confidence in the Company’s strategic initiatives and our commitment to returning capital to our shareholders, the board increased the dividend for the second consecutive year,” said Blake. “It is our intent to increase our dividend every year. Our longer-term targeted dividend payout ratio is 40 percent.” The dividend is payable on March 24, 2011, to shareholders of record on the close of business on March 10, 2011. This is the 96th consecutive quarter the Company has paid a cash dividend.

Updated Fiscal 2011 Guidance

Today the Company updated its fiscal 2011 guidance and now expects sales to be up approximately 2.5 percent for the year. The Company expects diluted earnings per share from continuing operations to be up approximately 9.5 percent to $2.20, excluding the impact of future share repurchases. Using excess cash, the Company intends to repurchase approximately $2.5 billion of outstanding shares throughout the year.

The Company gave the following additional guidance for fiscal 2011, in-line with the guidance it provided to investors and analysts in December 2010:

•	Positive low single digit comparable store sales growth

•	10 new stores

•	Moderate gross margin expansion

•	Modest expense leverage

•	Operating margin expansion of approximately 40 basis points

•	Tax rate of approximately 37%

•	Capital spending of approximately $1.35 billion

•	Depreciation and amortization expense of approximately $1.7 billion

•	Cash flow from the business of approximately $5.7 billion

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at http://earnings.homedepot.com.

At the end of the fourth quarter, the Company operated a total of 2,248 retail stores, which included 1,976 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico, the territory of the U.S. Virgin Islands and the territory of Guam), 179 stores in Canada, 85 stores in Mexico and 8 stores in China. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

###

To provide clarity, internally and externally, about the Company’s operating performance for recently completed fiscal periods, the Company supplemented its reporting with non-GAAP financial measures to reflect the impact of the store rationalization charges, business rationalization charges, related restructuring charges, an investment impairment charge related to HD Supply and the charge related to the extension of the Company’s guarantee of the HD Supply senior secured loan. The Company believes that these non-GAAP financial measures better enable management and investors to understand and analyze the Company’s performance by providing them with meaningful information relevant to events of unusual nature or frequency that impact the comparability of underlying business results from period to period. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures can be found attached to this press release and at http://earnings.homedepot.com.

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock positions, commodity price inflation and deflation, implementation of store initiatives, implementation of supply chain initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of our purchasing or customer credit policies, the effect of accounting charges, the planned recapitalization of the Company and the timing of its completion, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, fiscal 2011 guidance and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You are cautioned not to place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 31, 2010, and in Part II, Item 1A, “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2010.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:

Financial Community	News Media
Diane Dayhoff	Ron DeFeo
Vice President of Investor Relations	Sr. Director, Corporate Communications
770-384-2666	770-384-3179
diane_dayhoff@homedepot.com	ron_defeo@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND FISCAL YEARS ENDED JANUARY 30, 2011 AND JANUARY 31, 2010

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Fiscal Year Ended		% Increase
	1-30-11	1-31-10	(Decrease)	1-30-11	1-31-10	(Decrease)
NET SALES	$15,126	$14,569	3.8%	$67,997	$66,176	2.8%
Cost of Sales	9,883	9,556	3.4	44,693	43,764	2.1

GROSS PROFIT	5,243	5,013	4.6	23,304	22,412	4.0

Operating Expenses:
Selling, General and Administrative	3,807	3,869	(1.6)	15,849	15,902	(0.3)
Depreciation and Amortization	399	417	(4.3)	1,616	1,707	(5.3)

Total Operating Expenses	4,206	4,286	(1.9)	17,465	17,609	(0.8)

OPERATING INCOME	1,037	727	42.6	5,839	4,803	21.6

Interest and Other (Income) Expense:
Interest and Investment Income	(4)	(3)	33.3	(15)	(18)	(16.7)
Interest Expense	91	161	(43.5)	530	676	(21.6)
Other	—	163	(100.0)	51	163	(68.7)

Interest and Other, net	87	321	(72.9)	566	821	(31.1)

EARNINGS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	950	406	134.0	5,273	3,982	32.4

Provision for Income Taxes	363	105	245.7	1,935	1,362	42.1

EARNINGS FROM CONTINUING OPERATIONS	587	301	95.0	3,338	2,620	27.4

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	41	(100.0)	—	41	(100.0)

NET EARNINGS	$587	$342	71.6%	$3,338	$2,661	25.4%

Weighted Average Common Shares	1,614	1,679	(3.9)%	1,648	1,683	(2.1)%
BASIC EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.36	$0.18	100.0	$2.03	$1.56	30.1
BASIC EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.02	(100.0)	$—	$0.02	(100.0)
BASIC EARNINGS PER SHARE	$0.36	$0.20	80.0	$2.03	$1.58	28.5

Diluted Weighted Average Common Shares	1,626	1,691	(3.8)%	1,658	1,692	(2.0)%
DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.36	$0.18	100.0	$2.01	$1.55	29.7
DILUTED EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.02	(100.0)	$—	$0.02	(100.0)
DILUTED EARNINGS PER SHARE	$0.36	$0.20	80.0	$2.01	$1.57	28.0

	Three Months Ended		% Increase	Fiscal Year Ended		% Increase
SELECTED HIGHLIGHTS (1)	1-30-11	1-31-10	(Decrease)	1-30-11	1-31-10	(Decrease)
Number of Customer Transactions	292	288	1.4%	1,306	1,274	2.5%
Average Ticket (actual)	$51.31	$50.01	2.6	$51.93	$51.76	0.3
Weighted Average Weekly Sales per Operating Store (in thousands)	$514	$494	4.0	$581	$563	3.2
Square Footage at End of Period	235	235	—	235	235	—
Capital Expenditures	$407	$398	2.3	$1,096	$966	13.5
Depreciation and Amortization (2)	$426	$442	(3.6)%	$1,718	$1,806	(4.9)%

(1)	Includes continuing operations only.
(2)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)

FOR THE THREE MONTHS AND FISCAL YEARS ENDED JANUARY 30, 2011 AND JANUARY 31, 2010

(Unaudited)

(Amounts in Millions Except Per Share Data)

	Three Months Ended 1-30-11			Fiscal Year Ended 1-30-11
	Actuals	Adjustment	As Adjusted (Non-GAAP)	Actuals	Adjustment(1)	As Adjusted (Non-GAAP)
Net Sales	$15,126	$—	$15,126	$67,997	$—	$67,997
Gross Profit	5,243	—	5,243	23,304	—	23,304
Total Operating Expenses	4,206	—	4,206	17,465	—	17,465
Operating Income	1,037	—	1,037	5,839	—	5,839
Interest and Other, net	87	—	87	566	51	515
Earnings from Continuing Operations	587	—	587	3,338	(33)	3,371
Earnings from Discontinued Operations, net of tax	—	—	—	—	—	—
Net Earnings	$587	$—	$587	$3,338	$(33)	$3,371

Diluted Earnings Per Share from Continuing Operations	$0.36	$—	$0.36	$2.01	$(0.02)	$2.03
Diluted Earnings Per Share from Discontinued Operations	$—	$—	$—	$—	$—	$—
Diluted Earnings Per Share	$0.36	$—	$0.36	$2.01	$(0.02)	$2.03

	Three Months Ended 1-31-10			Fiscal Year Ended 1-31-10
	Actuals	Adjustment(2)	As Adjusted (Non-GAAP)	Actuals	Adjustments(3)	As Adjusted (Non-GAAP)

Net Sales	$14,569	$—	$14,569	$66,176	$221	$65,955
Gross Profit	5,013	—	5,013	22,412	28	22,384
Total Operating Expenses	4,286	—	4,286	17,609	174	17,435
Operating Income	727	—	727	4,803	(146)	4,949
Interest and Other, net	321	163	158	821	163	658
Earnings from Continuing Operations	301	(101)	402	2,620	(191)	2,811
Earnings from Discontinued Operations, net of tax	41	—	41	41	—	41
Net Earnings	$342	$(101)	$443	$2,661	$(191)	$2,852

Diluted Earnings Per Share from Continuing Operations	$0.18	$(0.06)	$0.24	$1.55	$(0.11)	$1.66
Diluted Earnings Per Share from Discontinued Operations	$0.02	$—	$0.02	$0.02	$—	$0.02
Diluted Earnings Per Share	$0.20	$(0.06)	$0.26	$1.57	$(0.11)	$1.69

Note: Certain amounts in Diluted Earnings Per Share may not foot due to rounding.

(1)	Adjustment is comprised of a charge related to the extension of the Company’s guarantee of a third-party senior secured loan.
(2)	Adjustment is comprised of a charge to write-down the Company’s investment in HD Supply.
(3)	Adjustments are comprised of store rationalization charges related to the closing of 15 stores and the removal of 50 stores from our future growth pipeline, business rationalization charges related to the exit of EXPO, THD Design Center, Yardbirds and HD Bath businesses, as well as net sales, gross profit and operating expenses of those exited businesses during the period from closing announcement to actual closing, charges related to restructuring of support functions and investment impairment charges.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JANUARY 30, 2011 AND JANUARY 31, 2010

(Unaudited)

(Amounts in Millions)

	1-30-11	1-31-10
ASSETS
Cash and Cash Equivalents	$545	$1,421
Receivables, net	1,085	964
Merchandise Inventories	10,625	10,188
Other Current Assets	1,224	1,327

Total Current Assets	13,479	13,900

Property and Equipment, net	25,060	25,550
Goodwill	1,187	1,171
Other Assets	399	256

TOTAL ASSETS	$40,125	$40,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$4,717	$4,863
Accrued Salaries and Related Expenses	1,290	1,263
Current Installments of Long-Term Debt	1,042	1,020
Other Current Liabilities	3,073	3,217

Total Current Liabilities	10,122	10,363

Long-Term Debt	8,707	8,662
Other Long-Term Liabilities	2,407	2,459

Total Liabilities	21,236	21,484

Total Stockholders’ Equity	18,889	19,393

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,125	$40,877

THE HOME DEPOT, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR FISCAL YEARS ENDED JANUARY 30, 2011 AND JANUARY 31, 2010 (Unaudited) (Amounts in Millions)
	Fiscal Year Ended
	1-30-11	1-31-10
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$3,338	$2,661
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,718	1,806
Impairment of Investment	—	163
Stock-Based Compensation Expense	214	201
Changes in Working Capital and Other	(685)	294

Net Cash Provided by Operating Activities	4,585	5,125

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,096)	(966)
Other	84	211

Net Cash Used in Investing Activities	(1,012)	(755)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	998	—
Repayments of Long-Term Debt	(1,029)	(1,774)
Repurchases of Common Stock	(2,608)	(213)
Cash Dividends Paid to Stockholders	(1,569)	(1,525)
Other	(243)	9

Net Cash Used in Financing Activities	(4,451)	(3,503)

(Decrease) Increase in Cash and Cash Equivalents	(878)	867

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2	35
Cash and Cash Equivalents at the Beginning of the Period	1,421	519

Cash and Cash Equivalents at the End of the Period	$545	$1,421